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                                                                    EXHIBIT 4.6


                               COASTAL BHC, INC.

                      RESTRICTED NON-STATUTORY OPTION PLAN

                                   SECTION 1.

                                    PURPOSE

         1.1 The purpose of the RESTRICTED NON-STATUTORY OPTION PLAN (the "Plan") is to foster and promote the long-term financial success of the Company and materially increase shareholder value by enabling the Company to retain the services of Hans C. Mueller (the "Executive"), whose judgment, interest, and special effort is essential to the successful conduct of its operations.

                                   SECTION 2.

                                  DEFINITIONS

         2.1. DEFINITIONS. Whenever used herein, the following terms shall have the respective meanings set forth below:

         (a) "Act" means the Securities Exchange Act of 1934, as amended.

         (b) "Award" means the award of Options to purchase shares of the Company's Stock.

         (c) "Bank" means the COASTAL COMMUNITY BANK, a Florida banking corporation wholly owned by the Company.

         (d) "Board" means the Board of Directors of the Company.

         (e) "Company" means COASTAL BHC, INC., a Florida corporation, and any successor thereto.

         (f) "Disability" means any total disability which qualifies as a total disability under the terms of the Company's long-term disability plan for employees, as in effect from time to time.

         (g) "Option" means the right to purchase Stock at a stated price for a specified period of time. The term Option shall mean the grant of Awards.

         (h) "Stock" means the common stock of the Company, par value $0.01 per share.


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         2.2. GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                   SECTION 3.

                           STOCK SUBJECT TO THE PLAN

         3.1. NUMBER. The total number of shares of Stock subject to Options granted under the Plan may not exceed fifty thousand (50,000) shares. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose.

         3.2. CANCELED, TERMINATED, OR FORFEITED AWARDS. Any shares of Stock subject to an Option which for any reason is canceled or terminated without the issuance of any Stock may again be subjected to an Option under the Plan.

         3.3. ADJUSTMENT IN CAPITALIZATION. In the event of any stock dividend or stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available for issuance hereunder or subject to Options and the respective exercise prices of outstanding Options may be appropriately adjusted by the Board, whose determination shall be conclusive; provided, however, that any fractional shares resulting from any such adjustment shall be disregarded.


                                   SECTION 4.

                                 STOCK OPTIONS

         4.1 GRANT OF OPTIONS.

            Subject to Section 5, the Executive will be granted a total of fifty thousand (50,000) Options on the date of grant which shall be December 9, 1998, which shall vest over a five year period subject to the continued employment of the Executive, whereby ten thousand (10,000) Options shall vest on the date the Bank opens for business and ten thousand (10,000) Options shall vest on each of the first, second, third and fourth anniversaries corresponding to the date the Bank is opened, subject to continued employment as of that date.

         4.2. OPTION PRICE. Options granted pursuant to Section 4.1 shall have an exercise price of ten dollars ($10.00) per share, which the Board of Directors has deemed to be Fair Market Value as of the date of the grant.




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         4.3. EXERCISE OF OPTIONS. Each Option shall be exercisable for ten
(10) years after the date on which such respective options shall vest.

         4.4. PAYMENT. Options may be exercised by written notice of exercise accompanied by payment in full of the Option price in cash or cash equivalents, including by personal check, or with a partial or full payment in Stock already owned by the Executive, valued at Fair Market Value on the date of exercise. As soon as practicable after receipt of such written exercise notice and full payment of the Option price, the Company shall deliver to the Executive a certificate or certificates representing the acquired shares of Stock.

                                   SECTION 5.

                     TERMINATION OF DUTIES AS AN EXECUTIVE

         Pursuant to the terms of the Employment Agreement between the Executive and the Company, in the event the Executive's employment is terminated for any reason, except for lawful cause thereunder, all of the Options shall immediately vest and become exercisable as of the effective date of such termination.

                                   SECTION 6.

                    AMENDMENT, MODIFICATION, AND TERMINATION
                                  OF THE PLAN

         No amendment, modification, or termination of the Plan shall in any manner adversely affect any Option theretofore granted and vested under the Plan and the Executive shall be entitled to all Options contemplated herein in accordance with the terms of his Employment Agreement with the Company.

                                   SECTION 7.

                            MISCELLANEOUS PROVISIONS

         7.1 NONTRANSFERABILITY OF AWARDS. No Options may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Options granted to the Executive shall be exercisable during his lifetime only by him.

         7.2 BENEFICIARY DESIGNATION. The Executive may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any Option granted under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the Executive and will be effective only


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when filed by the Executive in writing with the Secretary of the Company during his lifetime. In the absence of any such designation, Options outstanding at the time of the Executive's death shall be exercised by the Executive's surviving spouse, if any, or otherwise by his estate.

         7.3 REQUIREMENTS OF LAW. The Plan, the granting of Options and the issuance of shares of Stock upon the exercise of Options shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange on which the Stock may then be listed; (b) the completion of any registration or qualification of such shares under any Federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable; and (c) payment of the required withholding taxes by the holder of the Option. The Executive shall not have the right to require the Company to register or qualify any shares of Stock subject to any option under any state or Federal law, rule or regulation.

         7.4. ADMINISTRATION. The Plan shall, to the maximum extent possible, be self-effectuating. Any determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes shall be made by the Board of Directors of the Company or by a duly authorized Committee thereof which shall not include the Executive.

         7.5. TERM OF THE PLAN. The Plan shall be effective upon its adoption by the Board, subject to approval by the Company's stockholders at their next annual meeting. The Plan shall continue in effect until the tenth anniversary of the date on which it is adopted by the Board.

         7.6. GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Florida.


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                               COASTAL BHC, INC.

                   RESTRICTED NON-STATUTORY OPTION AGREEMENT

                           --------------------------


         THIS RESTRICTED NON-STATUTORY OPTION AGREEMENT, dated as of this 9th day of December, 1998, between COASTAL BHC, INC., a Florida corporation (the "Company"), and Hans C. Mueller, an Executive who has entered into an Employment Agreement with the Company (the "Executive"), each of which agrees to be bound by the terms and conditions herein relating to the grant of an option to purchase shares of the Common Stock of the Company.

         1. AUTHORIZATION AND PURPOSE OF PLAN. The Company adopted the Restricted Non-Statutory Option Plan (the "Plan") by approval of its Board of Directors on December 9, 1998 and approval of its Stockholders on December 9, 1998 to promote the long term financial success of the Company by retaining Hans C. Mueller, who is expected to play an essential role in the management of the Company.

         2. GRANT OF OPTION. The Company hereby grants the Executive ten thousand (10,000) options as of the date hereof ("Options") to allow the purchase of shares of the Common Stock of the Company ("Shares"). The Options shall vest on the date Coastal Community Bank (the 'Bank") opens for business. The Options granted shall have an exercise price of the greater of ten dollars ($10.00) per share or the fair market value of the Common Stock of the Company on This Agreement, the Options and the Shares shall be subject to the terms and conditions of the Plan in its entirety which shall be incorporated herein by reference.

         3. EXERCISE OF OPTION. Subject to the terms of the Plan and this Agreement, the Options granted hereunder may be exercised at any time after such Options vest in accordance with Section 2 hereof and shall remain exercisable not later than ten (10) years from the date such Options vest, by delivery of written notice to the Company stating the number of Shares with respect to which the Option is being exercised, together with full payment of the purchase price therefor. Payment may be made in cash or Shares of the Company (as provided in the Plan). The Options granted hereunder shall not have nor possess any of the rights or privileges of ownership of any Shares of the Company.

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         4. RESERVED SHARES. The Company has duly reserved a number of authorized but unissued Shares adequate to fulfill its obligations under this Agreement. During the term of this Agreement the Company shall take such action as may be necessary to maintain at all times an adequate number of Shares reserved for issuance or treasury Shares to fulfill its obligations hereunder.

         5. EARLY TERMINATION. Pursuant to the terms of the Employment Agreement between the Executive and the Company, in the event the Executive's employment is terminated for any reason, except for lawful cause thereunder, all of the Options shall immediately vest and become exercisable as of the effective date of such termination.

         6. ASSIGNMENT OR TRANSFER. This Option may not be assigned or transferred except by will or by the laws of descent and distribution and shall be exercisable only by the Executive-Optionee during the Executive-Optionee's lifetime.

         7. PLAN AND BOARD. The construction of the terms of this Agreement shall be controlled by the Plan, a copy of which is attached hereto as Exhibit A and delivered to the Executive-Optionee, and the rights of the Executive-Optionee are subject to modification and termination as provided in the Plan. The Board's or Board Committee's interpretations of and determinations under any of the provisions of the Plan or this Agreement shall be conclusive.

         8. COMPLIANCE WITH LAW. This Option shall not be exercised and no Shares shall be issued in respect hereof, unless in compliance with federal and applicable state, tax and securities laws.

            8.1 CERTIFICATE LEGENDS. The certificates for Shares purchased pursuant to this Option shall bear such legends regarding restrictions upon resale as shall be deemed necessary by the Board, the Committee of the Board specifically authorized to act on behalf of the Board or their or its counsel.

            8.2 REPRESENTATIONS OF DIRECTOR-OPTIONEE. As a condition to the exercise of this Option, the Executive-Optionee will deliver to the Company such signed representations as may be necessary in the opinion of counsel satisfactory to the Company, for compliance with applicable federal and state securities laws.




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            8.3 RESALE. The Executive-Optionee's ability to transfer Shares purchased pursuant to this Option or securities acquired in lieu thereof or in exchange therefor may be restricted under federal or state securities laws. The Executive-Optionee shall not resell or offer for resale such Shares or securities unless they have been registered or qualified for resale under all applicable federal and state securities laws or an exemption from such registration or qualification is available in the opinion of counsel satisfactory to the Company.

         9. NOTICE. All notices or other communications desired to be given hereunder shall be in writing and shall be deemed to have been duly given upon receipt, if personally delivered, or on the third business day following mailing by United States first class mail, postage prepaid, and addressed as follows:

         If to Company:                     Coastal BHC, Inc.
                                            c/o Gunster, Yoakley, Valdes-Fauli
                                            & Stewart, P.A.
                                            One Biscayne Tower
                                            Two S. Biscayne Blvd.
                                            Suite 3400
                                            Miami, Florida 33131

         If to the Executive-Optionee:      Hans C. Mueller
                                            255 Palm Avenue
                                            Miami Beach, Florida 33139

or to such other address as either party shall give to the other in the manner set forth above.

         10. TAX TREATMENT. This Option is not intended to be treated as an incentive stock option pursuant to Section 422 of the Code. The Executive-Optionee acknowledges that the tax treatment of this Option, Shares subject to this Option or any events or transactions with respect thereto may be dependent upon various factors or events which are not determined by the Plan or this Agreement. The Company makes no representations with respect thereto and hereby disclaims all responsibility as to such tax treatment.


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         11. MISCELLANEOUS. References herein to a date on or as of which an expiration, termination or lapse shall occur shall be deemed to refer to 5:00 p.m. Eastern time, on such date. The terms "parent" or "subsidiary" herein refer to such terms as defined in Section 424 of the Code. Nothing herein shall affect the right of the Company or any of its subsidiaries to terminate the Executive-Optionee's services, responsibilities, duties or authority to represent the Company or its subsidiaries at any time or for any reason whatsoever, nor shall it affect the right of the Executive-Optionee to participate in, and receive benefits under and in accordance with, the then current provisions of any pension, insurance, bonus, profit-sharing or other benefit plan or programs of the Company or its subsidiaries. This Agreement shall constitute the entire agreement of the parties hereto with respect to the subject matter hereof and may not be amended except by written instrument duly executed by the parties hereto. This Agreement is being delivered in, and shall be subject to the laws of the State of Florida.

         IN WITNESS WHEREOF, the Company and the Executive-Optionee have executed this Restricted Non-Statutory Option Plan Agreement effective as of the date first set forth above.

                              COASTAL BHC, INC.,
                              a Florida corporation

                              By:____________________________

                              Name:__________________________

                              Title:_________________________


                              EXECUTIVE-OPTIONEE


                              ________________________________
                              Hans C. Mueller

Grant on December ____, 1998:

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                                                                     EXHIBIT B

Coastal BHC, Inc.
8700 North Kendall Drive
Miami, Florida 33176

                          NOTICE OF EXERCISE OF OPTION
                                HANS C. MUELLER

         I hereby elect to purchase ______ shares of Common Stock of COASTAL BHC, INC. (the "Company") at a price of $____________ per share, in accordance with that certain Restricted Non-Statutory Option Agreement dated December 9, 1998, between the Company and myself. For this purpose, I enclosed herewith my check in the amount of $___________ in full payment.

         I understand that the Shares to be issued may not be registered under the Securities Act of 1933 or under Florida law, in which event the Shares will be offered and issued in reliance upon one or more exemptions so afforded, and at such time or times as shall be allowable thereunder.

         I hereby confirm my representations under the aforementioned Restricted Non-Statutory Option Agreement, including that the shares of Common Stock are being acquired in good faith for investment and not with a view to, or for resale or in connection with, any distribution thereof. I represent that such shares are intended to be held indefinitely and will not be sold, transferred or otherwise disposed of in the absence of an effective registration statement covering such shares unless in the opinion of counsel (which opinion in form and substance and counsel shall be satisfactory to the Company), such registration is not required.

         I hereby acknowledge receipt of (i) the Company's most recent annual financial statements, (ii) the Company's most recent internal financial statements and (iii) a brief description of the Company's capital stock.

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Date

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                                                          Signature